UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2011

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                      Other Events.

Exchange Offer for 6¾% Senior Notes due 2022

On July 13, 2011, Omega issued a press release announcing the expiration and results of its offer to exchange $575 million aggregate principal amount of its registered 6¾% Senior Notes due 2022 for $575 million aggregate principal amount of its outstanding 6¾% Senior Notes due 2022.

The exchange offer expired at 5:00 p.m., New York City time, on July 13, 2011. On July 13, 2011, U.S. Bank National Association, the exchange agent for the exchange offer, advised that all $575 million aggregate principal amount of outstanding 6¾% Senior Notes due 2022 were validly tendered and not withdrawn prior to the expiration of the exchange offer. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offer.  The exchange offer was conducted upon the terms and subject to the conditions set forth in Omega’s prospectus dated June 2, 2011, and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                           Description of Exhibit

99.1	Press Release, dated July 13, 2011, announcing the closing of Omega’s exchange offer for its $575 million 6¾% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  July 14, 2011                                                                By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Exhibit Index

Exhibit No.                           Description of Exhibit

99.1	Press Release, dated July 13, 2011, announcing the closing of Omega’s exchange offer for its $575 million 6¾% Senior Notes due 2022.